



welltower

Supplemental Information

2Q17





Table of Contents

(dollars in thousands, at Welltower pro rata ownership)

Portfolio Composition

	Average Age	Properties	Total	Independent Living	Assisted Living	Memory Care	Long-Term/ Post-Acute Care
			Beds/Unit Mix				
Seniors housing triple-net	13	432	38,854	9,521	21,742	6,757	834
Long-term/post-acute care	19	187	22,133	-	1,116	127	20,890
Seniors housing operating	16	488	56,389	24,927	20,413	10,830	219
			Square Feet				
Outpatient medical	13	262	17,329,688				
Land parcels		15					
Total	**15**	**1,384**					

NOI Performance

	Same Store[1]				In-Place Portfolio[2]		
	Properties	2Q16 NOI	2Q17 NOI	% Change	Properties	Annualized In-Place NOI	% of Total
Seniors housing triple-net[3]	389	$ 125,748	$ 129,536	3.0%	414	$ 567,152	27.7%
Long-term/post-acute care[3]	173	62,228	64,163	3.1%	183	268,012	13.1%
Seniors housing operating	422	189,798	196,506	3.5%	476	860,964	42.1%
Outpatient medical	240	82,180	83,460	1.6%	253	349,276	17.1%
Total	**1,224**	**$ 459,954**	**$ 473,665**	**3.0%**	**1,326**	**$ 2,045,404**	**100.0%**

Portfolio Performance

Stable Portfolio[4]	Occupancy	EBITDAR Coverage[5]	EBITDARM Coverage[5]	Private Pay	Medicaid	Medicare	Other Government[6]
				Facility Revenue Mix			
Seniors housing triple-net	87.7%	1.11x	1.28x	93.3%	3.1%	1.6%	2.0%
Long-term/post-acute care	82.4%	1.30x	1.62x	28.9%	34.7%	36.4%	0.0%
Seniors housing operating	88.8%	n/a	n/a	98.3%	0.1%	0.2%	1.4%
Outpatient medical	94.5%	n/a	n/a	99.1%	0.0%	0.0%	0.9%
Total		**1.17x**	**1.38x**	**93.1%**	**2.8%**	**2.8%**	**1.3%**

Property Acquisitions/Joint Ventures Detail

Seniors Housing Triple-Net

Operator	Units	Location				MSA
Sagora Senior Living	90	24802 Kingsland Boulevard	Katy	Texas	US	Houston
Legend Senior Living	86	701 W 71st Street South	Tulsa	Oklahoma	US	Tulsa
Legend Senior Living	71	5300 West 29th Street	Greeley	Colorado	US	
Subtotal	**247**					

Outpatient Medical

Health System	Square Feet	Location				MSA
Ascension Health	80,734	1401 Medical Parkway, Building 2	Cedar Park	Texas	US	Austin
UC Irvine Health	76,880	1640 Newport Boulevard	Costa Mesa	California	US	Los Angeles
Subtotal	**157,614**					

Notes:

(1) See page 24 for reconciliation.

(2) Excludes land parcels, loans, developments and investments held for sale. See page 22 for reconciliation.

(3) Same store NOI for these property types represents rent cash receipts excluding the impact of expansions.

(4) Data as of June 30, 2017 for seniors housing operating and outpatient medical and March 31, 2017 for remaining asset types.

(5) Represents trailing twelve month coverage metrics.

(6) Represents various federal and local reimbursement programs in the United Kingdom and Canada.

(dollars in thousands at Welltower pro rata ownership)

Relationship Investment History


$6,000,000
$5,000,000
$4,000,000
$3,000,000
$2,000,000
$1,000,000
$0
2013
2014
2015
2016
1Q17
2Q17
Existing relationships
New relationships

Gross Investments

	2013	2014	2015	2016	1Q17	2Q17	Quarterly Average
Existing	$ 4,128,843	$ 2,018,581	$ 3,707,612	$ 2,768,874	$ 217,264	$ 268,591	$ 728,320
New	1,226,188	1,561,250	1,112,520	238,167	-	23,650	231,210
Total	$ 5,355,031	$ 3,579,831	$ 4,820,132	$ 3,007,041	$ 217,264	$ 292,241	$ 959,530
% Existing	77%	56%	77%	92%	100%	92%	76%

Detail of Acquisitions/JVs

	2013	2014	2015	2016	1Q17	2Q17	Total
Count	20	41	44	22	5	4	136
Total	$ 4,923,740	$ 2,981,276	$ 3,765,912	$ 2,287,973	$ 104,496	$ 110,474	$ 14,173,871
Low	6,086	3,500	6,080	10,618	7,310	18,750	3,500
Median	45,990	31,150	33,513	27,402	21,685	24,025	30,625
High	2,328,630	880,157	437,472	1,150,000	34,200	43,674	2,328,630

Investment Timing

	Acquisitions/ Joint Ventures	Yield	Loan Advances[1]	Yield	Construction Conversions	Yield	Dispositions	Yield
April	$ 18,750	6.7%	$ 3,407	8.5%	$ 10,856	8.4%	$ 9,000	10.0%
May	24,400	6.3%	2,527	8.1%	99,612	7.5%	117,000	9.3%
June	67,324	6.5%	13,999	5.9%	162,625	7.7%	34,281	8.6%
Total	**$ 110,474**	**6.5%**	**$ 19,933**	**6.6%**	**$ 273,093**	**7.6%**	**$ 160,281**	**9.2%**

Notes:
(1) Includes advances for non-real estate loans and excludes advances for development loans.

(dollars in thousands, except per bed / unit / square foot, at Welltower pro rata ownership)

Gross Investment Activity

	Second Quarter 2017							
	Properties	Beds / Units / Square Feet			Pro Rata Amount		Investment Per Bed / Unit / SqFt	Yield
Acquisitions / Joint ventures[1]								
Seniors housing triple-net	3	247	units	$	68,074	$	299,717	6.3%
Outpatient medical	2	157,614	sf		42,400		392	6.8%
Total acquisitions	**5**			**$**	**110,474**			**6.5%**
Development[2]								
Development projects:								
Seniors housing triple-net	7	604	units		84,058			
Long-term/post-acute care	1	120	beds		8,970			
Seniors housing operating	9	1,011	units		36,554			
Outpatient medical	3	287,394	sf		29,753			
Total development projects	**20**			**$**	**159,335**			
Expansion projects:								
Seniors housing triple-net	3	68	units		2,499			
Total expansion projects	**3**			**$**	**2,499**			
Total development	**23**			**$**	**161,834**			**7.8%**
Loan advances[3]					**19,933**			**6.6%**
Gross investments				**$**	**292,241**			**7.2%**
Dispositions[4]								
Seniors housing triple-net	1	132	units	$	12,708	$	96,273	7.0%
Long-term/post-acute care	10	1,133	beds		104,292		92,049	9.5%
Real property dispositions	**11**			**$**	**117,000**			**9.3%**
Loans receivable					43,281			8.9%
Total dispositions	**11**			**$**	**160,281**			**9.2%**
Net investments				**$**	**131,960**			

Notes:
(1) Amounts represent purchase price excluding accounting adjustments pursuant to U.S. GAAP for all consolidated and unconsolidated property acquisitions. Yield represents annualized contractual or projected cash rent/NOI to be generated divided by investment amount, excluding land parcels.
(2) Amounts represent cash funded and capitalized interest for all developments/expansions including construction in progress, loans and in-substance real estate. Yield represents projected annualized cash rent/NOI to be generated upon conversion/stabilization divided by commitment amount.
(3) Amounts represent cash funded to operators for real estate and non-real estate loans, excluding development loans. Yield represents annualized contractual interest divided by investment amount.
(4) Amounts represent proceeds received for loan payoffs and consolidated and unconsolidated property sales. Yield represents annualized cash rent/interest/NOI that was being generated pre-disposition divided by proceeds.

(dollars in thousands, except per bed / unit / square foot, at Welltower pro rata ownership)

Gross Investment Activity

	Year-To-Date 2017						
	Properties	Beds / Units / Square Feet			Pro Rata Amount	Investment Per Bed / Unit / SqFt	Yield
Acquisitions / Joint ventures[1]							
Seniors housing triple-net	6	440	units	$	109,375	$ 262,116	6.4%
Seniors housing operating	1	91	units		34,200	395,604	6.1%
Outpatient medical	4	253,559	sf		71,395	358	6.7%
Total acquisitions	**11**			**$**	**214,970**		**6.4%**
Development[2]							
Development projects:							
Seniors housing triple-net	11	972	units		133,331		
Long-term/post-acute care	2	244	beds		18,175		
Seniors housing operating	12	1,228	units		51,770		
Outpatient medical	6	427,842	sf		54,147		
Total development projects	**31**			**$**	**257,423**		
Expansion projects:							
Seniors housing triple-net	3	68	units		6,531		
Total expansion projects	**3**			**$**	**6,531**		
Total development	**34**			**$**	**263,954**		**7.7%**
Loan advances[3]					**30,581**		**7.1%**
Gross investments				**$**	**509,505**		**7.1%**
Dispositions[4]							
Seniors housing triple-net	38	4,710	units	$	968,459	$ 205,618	6.4%
Long-term/post-acute care	16	1,760	beds		176,492	100,280	9.3%
Seniors housing operating	1	183	units		27,519	150,377	4.8%
Real property dispositions	**55**			**$**	**1,172,470**		**6.8%**
Loans receivable					108,422		8.8%
Total dispositions	55			**$**	**1,280,892**		**6.9%**
Net investments				**$**	**(771,387)**		

Notes:
(1) Amounts represent purchase price excluding accounting adjustments pursuant to U.S. GAAP for all consolidated and unconsolidated property acquisitions. Yield represents annualized contractual or projected cash rent/NOI to be generated divided by investment amount, excluding land parcels.
(2) Amounts represent cash funded and capitalized interest for all developments/expansions including construction in progress, loans and in-substance real estate. Yield represents projected annualized cash rent/NOI to be generated upon conversion/stabilization divided by commitment amount.
(3) Amounts represent cash funded to operators for real estate and non-real estate loans, excluding development loans. Yield represents annualized contractual interest divided by investment amount.
(4) Amounts represent proceeds received for loan payoffs and consolidated and unconsolidated property sales. Yield represents annualized cash rent/interest/NOI that was being generated pre-disposition divided by proceeds.

(dollars in thousands at Welltower pro rata ownership)

In-Place NOI Diversification[1]

By Partner:	Total Properties	Seniors Housing Triple-net	Long-Term/ Post-Acute Care	Seniors Housing Operating	Outpatient Medical	Total	% of Total
Sunrise Senior Living North America	116	$ -	$ -	$ 247,455	$ -	$ 247,455	12.1%
Sunrise Senior Living United Kingdom	43	-	-	82,007	-	82,007	4.0%
Brookdale Senior Living	147	128,364	-	21,245	-	149,609	7.3%
Genesis HealthCare	112	1,560	144,154	-	-	145,714	7.1%
Revera	98	-	-	114,264	-	114,264	5.6%
Benchmark Senior Living	48	-	-	96,819	-	96,819	4.7%
Belmont Village	21	-	-	74,404	-	74,404	3.6%
Brandywine Senior Living	28	74,167	-	-	-	74,167	3.6%
Senior Resource Group	24	-	-	72,846	-	72,846	3.6%
Sagora Senior Living	26	44,988	-	-	-	44,988	2.2%
Avery	49	46,733	-	(1,853)	-	44,880	2.2%
Remaining	614	271,340	123,858	153,777	349,276	898,251	44.0%
Total	**1,326**	**$ 567,152**	**$ 268,012**	**$ 860,964**	**$ 349,276**	**$ 2,045,404**	**100.0%**

By Country:	Total Properties	Seniors Housing Triple-net	Long-Term/ Post-Acute Care	Seniors Housing Operating	Outpatient Medical	Total	% of Total
United States	1,073	$ 494,526	$ 261,528	$ 630,570	$ 330,270	$ 1,716,894	84.0%
United Kingdom	106	69,311	-	80,155	19,006	168,472	8.2%
Canada	147	3,315	6,484	150,239	-	160,038	7.8%
Total	**1,326**	**$ 567,152**	**$ 268,012**	**$ 860,964**	**$ 349,276**	**$ 2,045,404**	**100.0%**

By MSA:	Total Properties	Seniors Housing Triple-net	Long-Term/ Post-Acute Care	Seniors Housing Operating	Outpatient Medical	Total	% of Total
New York	60	$ 68,824	$ 18,635	$ 52,504	$ 4,790	$ 144,753	7.1%
Los Angeles	64	2,631	-	101,222	23,536	127,389	6.2%
Greater London	45	31,255	-	55,560	19,006	105,821	5.2%
Philadelphia	39	25,684	35,853	9,113	21,349	91,999	4.5%
Boston	43	1,723	11,807	64,499	1,094	79,123	3.9%
Dallas	53	28,067	5,222	13,871	27,872	75,032	3.7%
Seattle	29	19,118	-	19,547	13,079	51,744	2.5%
Chicago	25	11,425	5,083	26,445	3,443	46,396	2.3%
San Francisco	16	11,920	-	32,150	-	44,070	2.2%
Toronto	26	-	-	37,657	-	37,657	1.8%
San Diego	13	-	2,686	30,580	1,525	34,791	1.7%
Washington D.C.	16	3,797	8,622	22,097	-	34,516	1.7%
Houston	24	4,056	-	5,705	24,191	33,952	1.7%
Indianapolis	17	13,101	9,309	-	9,226	31,636	1.5%
Atlanta	19	2,206	-	10,931	16,219	29,356	1.4%
Minneapolis	19	12,271	-	4,194	12,171	28,636	1.4%
Kansas City	24	7,684	5,336	8,979	6,539	28,538	1.4%
Milwaukee	14	4,067	4,379	-	15,083	23,529	1.2%
Miami	22	-	-	3,239	16,635	19,874	1.0%
Raleigh	10	16,348	-	2,971	-	19,319	0.9%
Remaining	748	302,975	161,080	359,700	133,518	957,273	46.7%
Total	**1,326**	**$ 567,152**	**$ 268,012**	**$ 860,964**	**$ 349,276**	**$ 2,045,404**	**100.0%**

Notes:

(1) Represents current quarter annualized in-place NOI. See page 22 for reconciliation.

Top Ten Operating Partner Descriptions

Sunrise Senior Living North America, located in McLean, VA, is a privately held company that operates over 270 premium private pay seniors housing communities with over 28,000 units in the United States and Canada. The portfolio is concentrated in infill locations in major metro markets. As of 6/30/2017, the Welltower portfolio consists of 121 private pay seniors housing facilities in 24 states, the District of Columbia and one Canadian Province. **Sunrise Senior Living United Kingdom,** located in Beaconsfield, UK, is a wholly-owned subsidiary of Sunrise Senior Living. As of 6/30/2017, Welltower owns 44 facilities with over 3,300 units in the United Kingdom, and two developments, with a large concentration in Greater London.

Brookdale Senior Living (NYSE:BKD), located in Brentwood, TN, is a publicly traded company that provides IL, AL, memory care, and rehab services. The company operates approximately 1,150 seniors housing facilities located in 46 states and has the ability to serve over 111,000 residents. As of 6/30/2017, the Welltower portfolio consisted of 148 seniors housing facilities in 29 states.

Genesis Healthcare (NYSE:GEN), located in Kennett Square, PA, is a publicly traded company that is the nation's largest skilled nursing care provider with approximately 450 skilled nursing centers and AL residences in 29 states nationwide. Genesis also provides rehabilitation therapy to over 1,700 healthcare providers in 45 states and the District of Columbia. As of 6/30/2017, the wholly-owned Welltower portfolio consisted of four seniors housing properties and 82 long term/post-acute care properties. Welltower also owns a majority stake in a joint venture which owns 28 long term/post-acute care properties. All of the Welltower properties are spread across 16 states.

Revera, headquartered in Mississauga, Ontario, is a leading owner, operator and investor in the senior living sector. Revera owns or operates more than 500 properties across Canada, the United States and the United Kingdom, serving more than 50,000 seniors and employing over 45,000 people. The company offers seniors' apartments, IL, AL, memory care, and long term care. As of 6/30/2017, the Welltower portfolio consisted of 98 private pay seniors housing facilities located across seven Canadian provinces operated by Revera. Revera and Welltower also jointly own 21 properties and five developments in the United Kingdom.

Benchmark Senior Living, located in Waltham, MA, is a privately held company that operates 58 premium private pay seniors housing facilities across 8 states with over 4,500 residents with a concentration in New England. As of 6/30/2017, the Welltower portfolio consisted of 49 private pay seniors housing facilities in six states.

Belmont Village, located in Houston, TX, is a privately held company that operates 28 premium private pay seniors housing facilities in seven states and an additional facility in Mexico City. The portfolio is concentrated in infill locations in major metro markets. As of 6/30/2017, the Welltower portfolio consisted of 21 private pay seniors housing facilities in six states.

Brandywine Senior Living, located in Mount Laurel, NJ, is a privately held company that operates 28 premium private pay seniors housing facilities with over 2,700 units in five states. The company has a concentration in infill markets in the Mid-Atlantic. As of 6/30/2017, the Welltower portfolio consisted of 28 existing facilities and an additional facility under construction located in six states.

Senior Resource Group, headquartered in Solana Beach, CA, is an award-winning, fully integrated developer, owner and operator of IL, AL and memory care senior living communities across the United States. Senior Resource Group owns and operates 32 communities across six states. As of 6/30/2017, the Welltower portfolio consisted of 25 seniors housing facilities in six states.

Sagora, located in Fort Worth, TX, is a privately held company that develops and operates seniors housing facilities across four states. As of 6/30/2017, the Welltower portfolio consisted of 26 seniors housing facilities.

Avery, located in Northampton, UK, is a privately held company that develops and operates high quality private pay oriented seniors housing facilities across England. As of 6/30/2017, the Welltower portfolio consisted of 49 private pay seniors housing facilities in nine regions in England.

Triple-Net Payment Coverage Stratification

% of In-Place NOI	EBITDARM Coverage[1] Seniors Housing Triple-net	EBITDARM Coverage[1] Long-Term/ Post-Acute Care	EBITDARM Coverage[1] Total	EBITDARM Coverage[1] Weighted Average Maturity	EBITDARM Coverage[1] Number of Leases	EBITDAR Coverage[1] Seniors Housing Triple-net	EBITDAR Coverage[1] Long-Term/ Post-Acute Care	EBITDAR Coverage[1] Total	EBITDAR Coverage[1] Weighted Average Maturity	EBITDAR Coverage[1] Number of Leases
<0.85x	0.6%		0.6%	4	1	0.6%	0.7%	1.3%	4	2
0.85x-0.95x						0.7%		0.7%	8	2
0.95x-1.05x		0.7%	0.7%	4	1	7.8%	1.7%	9.5%	10	13
1.05x-1.15x	2.9%		2.9%	9	4	5.6%	6.9%	12.4%	13	7
1.15x-1.25x	9.0%	0.6%	9.5%	11	9	4.1%		4.1%	12	6
1.25x-1.35x	4.5%	1.0%	5.5%	12	9	1.7%		1.7%	16	3
>1.35x	7.1%	9.2%	16.3%	12	18	3.6%	2.2%	5.8%	9	9
Total	**24.0%**	**11.5%**	**35.5%**	**11**	**42**	**24.0%**	**11.5%**	**35.5%**	**11**	**42**

(dollars in thousands at Welltower pro rata ownership)

Revenue and Lease Maturity[2]

Year	Rental Income: Seniors Housing Triple-net	Rental Income: Long-Term / Post-Acute Care	Outpatient Medical	Interest Income	Seniors Housing Operating	Total Revenues	% of Total
2017	$ -	$ -	$ 15,459	$ 1,941	$ -	$ 17,400	0.4%
2018	37,120	-	22,702	1,969	-	61,791	1.5%
2019	-	-	28,961	7,926	-	36,887	0.9%
2020	13,447	4,293	30,225	12,730	-	60,695	1.5%
2021	9,728	15,511	38,189	2,993	-	66,421	1.6%
2022	1,825	5,470	50,540	37,376	-	95,211	2.4%
2023	1,437	2,738	29,460	3,557	-	37,192	0.9%
2024	10,597	-	37,818	1,221	-	49,636	1.2%
2025	67,426	5,102	18,815	4,323	-	95,666	2.4%
2026	43,073	21,606	27,048	2,086	-	93,813	2.3%
2027	104,173	2,279	6,686	2,924	-	116,062	2.9%
Thereafter	312,989	235,450	89,599	5,089	2,665,945	3,309,072	81.9%
	$ 601,815	**$ 292,449**	**$ 395,502**	**$ 84,135**	**$ 2,665,945**	**$ 4,039,846**	**100.0%**
Weighted Avg Maturity Years[3]	11	12	7	5	n/a	9.70	

Notes:

(1) Represents trailing twelve month coverage metrics as of March 31, 2017 for stable portfolio only. Agreements included represent 87% of total seniors housing triple-net and long-term/post-acute care In-Place NOI. See page 22 for a reconciliation. Agreements with mixed units use the predominant type based on investment balance.

(2) Excludes all land parcels, developments and investments held for sale. Rental income represents annualized base rent for effective lease agreements. The amounts are derived from the current contracted monthly base rent including straight-line for leases with fixed escalators or annual cash rent for leases with contingent escalators, net of collectability reserves, if applicable. Rental income does not include common area maintenance charges or the amortization of above/below market lease intangibles. Interest income represents contractual rate of interest for loans, net of collectability reserves if applicable. Seniors Housing Operating revenue represents current quarter resident fee and service income annualized and adjusted for timing adjustments for current quarter acquisitions.

(3) Weighted average revenue maturity of 10 years includes rental/interest income and excludes seniors housing operating revenues which have no fixed maturities.

(Currency amounts in thousands, except per bed/unit and REVPOR. Company amounts at Welltower pro rata ownership. DNA = data not available.)

Quality Indicators

Long-Term/Post-Acute Care		US Portfolio[1,3]		Industry Benchmarks[2]
Property age		19		38
Quality mix (days)		42.5%		34.8%
EBITDARM per bed	$	19,867		DNA
Seniors Housing Operating		US Portfolio[3,5,6]		Industry Benchmarks[4]
Property age		15		21
5 year total population growth		4.0%		3.8%
5 year 75+ population growth		13.9%		12.2%
Housing value	$	509,963	$	197,980
Household income	$	84,912	$	57,462
REVPOR	$	6,988	$	4,548
SS REVPOR growth		4.0%		3.0%
SSNOI per unit	$	23,145	$	16,271
SSNOI growth		2.6%		DNA
		UK Portfolio[3,5,6]		Industry Benchmarks[7]
Property age		10		20
Units per property		78		41
5 year total population growth		3.9%		3.3%
5 year 75+ population growth		16.0%		15.7%
Housing value	£	433,405	£	265,083
REVPOR	£	6,453	£	3,015
SS REVPOR growth		4.7%		2.8%
SSNOI per unit	£	23,182	£	8,339
SSNOI growth		11.7%		DNA
		Canadian Portfolio[3,5,6]		Industry Benchmarks[8]
5 year total population growth		4.8%		4.7%
5 year 75+ population growth		18.5%		DNA
Housing value	C$	604,279	C$	391,660
Household income	C$	106,900	C$	95,126
REVPOR	C$	3,660	C$	2,473
SS REVPOR growth		2.9%		2.3%
SSNOI per unit	C$	15,080		DNA
SSNOI growth		2.8%		DNA

Notes:

(1) Welltower data as of March 31, 2017 for long-term/post-acute care. EBITDARM per bed represents trailing twelve months results for stable portfolio.

(2) Property age per 2Q17 NIC MAP for Majority NC Properties in the primary and secondary markets; quality mix per NIC Skilled Nursing Data Report, March 31, 2017 and reported in days.

(3) Property age, housing value and household income are NOI-weighted as of June 30, 2017. The median housing value and household income is used for the US, and the average housing value and household income is used for the UK and Canada. Housing value, household income and population growth are based on a 3-mile radius. Growth figures represent performance of Welltower's same store portfolio for current quarter. See page 23 for reconciliations.

(4) Property age, REVPOR and REVPOR growth per 2Q17 NIC MAP for Majority AL Properties in the primary and secondary markets; AMR is used as a proxy for REVPOR; population growth reflects 2017-2022 Nielsen projections; housing value and household income are the US median per Nielsen 2017; NOI per unit per The State of Seniors Housing 2016 and represents 2015 results.

(5) REVPOR is based on total 2Q17 results. See page 23 for reconciliation.

(6) SSNOI per unit represents the SSNOI per unit available based on trailing four quarters for those properties in the portfolio for 15 months preceding the end of the current portfolio performance period. SSNOI per unit for UK portfolio in GBP calculated by taking SSNOI per unit in USD divided by a standardized GBP/USD rate of 1.24837. SSNOI per unit for Canadian portfolio in CAD calculated by taking SSNOI per unit in USD divided by a standardized USD/CAD rate of 1.334294. See page 24 for reconciliation.

(7) Property age and units per property per LaingBuisson, Care of Older People 28th Edition; population growth reflects 2016-2021 CACI projections; housing value represents UK average per CACI 2016; REVPOR, REVPOR growth and NOI per unit per Knight Frank 2016 Care Homes Trading Performance Review and assumes a 5% management fee.

(8) Occupancy per Canada Mortgage and Housing Corporation's Seniors' Housing Report 2017; population growth reflects 2016-2021 Environics projection; housing value and household income represents Canadian average per Environics 2016; REVPOR and REVPOR growth represent annual averages from CMHC Seniors' Housing Report.

(dollars in thousands at Welltower pro rata ownership)

New Supply in Our US Seniors Housing Operating Portfolio

We have strategically acquired and developed properties in major US metro markets that benefit from population growth and density, affluence, job growth, and higher barriers to entry. New supply in a 3-mile ring around our properties potentially impacts just 2.3% of our total annualized In-Place NOI (IPNOI).

	Welltower			3-Mile Ring[1]									
				Welltower									
MSA	Prop. / Units	Annualized IPNOI[2]	% of US SHO Portfolio	Prop. / Units Under Construction[3]	Prop. / Units Potentially Impacted	IPNOI Potentially Impacted[4]	5 Year Total Pop. Growth[5]	5 Year 75+ Pop. Growth[5]	Avg. Pop. Density[6]	Household Income[7]	Housing Value[7]	Est. Net Annual Inventory Growth[8]	Est. Annual Job Growth[9]
Los Angeles	37 / 4,251	$101,222	16.1%	3 / 473	3 / 441	$2,655	4.2%	13.0%	6,943	$81,227	$748,474	0.2%	1.0%
Boston	32 / 2,410	64,499	10.2%	1 / 121	1 / 79	2,206	4.0%	11.4%	3,013	95,687	518,861	2.5%	1.7%
New York	16 / 1,216	52,504	8.3%	2 / 306	2 / 158	6,327	1.4%	7.9%	8,781	103,506	498,246	2.4%	1.6%
San Francisco	11 / 1,241	32,150	5.1%	-	-	-	5.6%	16.4%	7,461	98,579	871,907	2.3%	1.9%
San Diego	10 / 1,310	30,580	4.8%	2 / 128	2 / 194	1,505	5.1%	17.1%	4,865	85,519	693,599	0.2%	1.4%
Chicago	14 / 1,656	26,445	4.2%	4 / 384	3 / 420	4,438	0.7%	14.3%	3,316	79,839	310,330	3.1%	0.7%
Washington D.C.	7 / 596	22,097	3.5%	1 / 112	2 / 183	6,200	4.1%	14.9%	4,472	118,711	723,903	3.3%	0.9%
Seattle	10 / 1,094	19,547	3.1%	1 / 60	1 / 64	130	6.0%	17.6%	4,948	78,536	468,356	0.4%	2.5%
San Jose	6 / 735	17,471	2.8%	-	-	-	6.3%	14.5%	6,381	100,634	860,099	-0.9%	1.4%
Dallas	8 / 1,097	13,871	2.2%	-	-	-	7.3%	26.0%	4,309	70,472	264,364	2.0%	3.3%
New Haven	6 / 688	13,644	2.2%	-	-	-	-0.1%	5.1%	2,368	60,793	221,586	-0.3%	0.5%
Norwalk	4 / 419	11,122	1.8%	-	-	-	2.4%	10.8%	1,646	102,941	438,689	2.7%	0.6%
Atlanta	8 / 771	10,931	1.7%	4 / 597	4 / 309	5,365	7.3%	27.0%	3,354	80,475	381,221	5.9%	3.1%
Philadelphia	5 / 374	9,113	1.4%	1 / 96	1 / 69	2,368	1.3%	5.5%	1,914	90,959	372,472	1.1%	1.6%
Kansas City	6 / 785	8,979	1.4%	2 / 545	2 / 276	1,721	3.0%	13.3%	2,338	71,938	249,780	8.4%	1.9%
Santa Maria, CA	2 / 605	8,777	1.4%	-	-	-	4.9%	7.8%	2,805	72,009	610,394	N/A	2.3%
Providence	5 / 600	8,413	1.3%	-	-	-	1.4%	10.2%	2,794	82,760	342,537	0.7%	0.8%
Hartford	4 / 351	7,931	1.3%	-	-	-	0.2%	5.4%	1,286	86,644	271,772	5.5%	1.3%
Denver	3 / 510	7,614	1.2%	2 / 216	2 / 304	1,017	8.1%	20.6%	3,907	80,471	365,940	8.4%	2.5%
Detroit	5 / 296	7,566	1.2%	1 / 104	1 / 52	1,830	0.8%	5.4%	3,696	80,256	240,965	5.7%	2.1%
Phoenix	6 / 678	7,355	1.2%	-	-	-	6.5%	18.9%	3,172	67,650	302,650	5.6%	2.4%
Tampa	3 / 905	6,892	1.1%	1 / 120	1 / 327	442	9.8%	19.9%	1,378	67,277	215,346	2.1%	3.3%
Manchester, NH	2 / 168	6,348	1.0%	-	-	-	1.2%	9.7%	1,923	69,099	261,675	N/A	1.7%
Pittsburgh	2 / 152	5,929	0.9%	1 / 72	1 / 73	938	0.1%	4.3%	2,540	76,222	193,617	0.0%	0.6%
Sacramento	3 / 238	5,845	0.9%	1 / 45	1 / 66	608	5.1%	13.3%	3,614	82,106	390,535	1.5%	1.2%
Total - Top 25	215 / 23,146	$506,845	80.4%	27 / 3,379	27 / 3,015	$37,751	3.9%	13.6%	4,644	$87,797	$548,020	2.1%[10]	1.5%[10]
All Other US SHO Markets	72 / 8,194	123,725	19.6%	7 / 844	8 / 1,014	9,875	4.3%	14.9%	2,482	73,213	355,651		
Total US SHO	287 / 31,340	$630,570	100.0%	34 / 4,223	35 / 4,029	$47,626	4.0%	13.9%	4,122	$84,912	$509,963		
% of Total NOI						2.3%							
US National Average							3.8%	12.2%	92	$57,462	$197,980	2.8%[11]	1.6%

Notes:

(1) Based on historical drawing patterns in our portfolio, a 3-mile ring is appropriate for most urban markets, which accounts for the vast majority of our portfolio. A 5-mile ring is appropriate for most suburban markets. A larger ring is appropriate for rural markets. Each market is unique due to population density, town lines, geographic barriers, and roads/infrastructure. In the interest of simplicity, we have applied a 3-mile competitive ring to all of our properties given the preponderance of urban locations. We have also included a sensitivity with a 5-mile ring.

(2) Represents annualized IPNOI. See pages 5 and 22 for a reconciliation.

(3) Construction data provided by NIC, reflects competitive seniors housing properties within 3 miles of Welltower SHO properties for US markets.

(4) Reflects annualized IPNOI for Welltower SHO properties within 3 miles of new construction for the component of our project that potentially competes with the project under construction.

(5) Total population and 75+ population growth data represents simple averages of Nielsen estimates for 2017-2022.

(6) Average population density data represents average population per square mile within a 3-mile ring based on 2017 Nielsen estimates.

(7) Household income and household value data are medians weighted by NOI.

(8) NIC MAP Data and Analysis Service, 2Q17. Net inventory growth is calculated at the MSA level based on historical deletions from inventory and a 5-6 quarter construction period to reflect our urban locations. Total - Top 25 Net Inventory Growth weighted by NOI.

(9) Annual job growth data represents MSA level growth from May 2016-May 2017 per Bureau of Labor Statistics.

(10) Weighted by NOI.

(11) Reflects net inventory growth for NIC Top 99 Markets.

(dollars in thousands at Welltower pro rata ownership)

New Supply in Our US Seniors Housing Operating Portfolio

We have strategically acquired and developed properties in major US metro markets that benefit from population growth and density, affluence, job growth, and higher barriers to entry. New supply in a 5-mile ring around our properties potentially impacts just 4.5% of our total annualized In-Place NOI (IPNOI).

5-Mile Ring[1]

	Welltower			Welltower									
MSA	Prop. / Units	Annualized IPNOI[2]	% of US SHO Portfolio	Prop. / Units Under Construction[3]	Prop. / Units Potentially Impacted	IPNOI Potentially Impacted[4]	5 Year Total Pop. Growth[5]	5 Year 75+ Pop. Growth[5]	Avg. Pop. Density[6]	Household Income[7]	Housing Value[7]	Est. Net Annual Inventory Growth[8]	Est. Annual Job Growth[9]
Los Angeles	37 / 4,251	$101,222	16.1%	4 / 464	8 / 947	$7,911	4.2%	13.1%	6,685	$76,363	$715,319	0.2%	1.0%
Boston	32 / 2,410	64,499	10.2%	2 / 211	1 / 79	3,645	4.2%	11.8%	2,842	92,036	498,159	2.5%	1.7%
New York	16 / 1,216	52,504	8.3%	4 / 686	4 / 318	14,816	1.6%	8.2%	7,528	98,213	475,982	2.4%	1.6%
San Francisco	11 / 1,241	32,150	5.1%	-	-	-	5.7%	16.2%	6,351	95,574	854,326	2.3%	1.9%
San Diego	10 / 1,310	30,580	4.8%	2 / 128	2 / 194	1,505	5.5%	16.3%	4,383	83,370	662,330	0.2%	1.4%
Chicago	14 / 1,656	26,445	4.2%	8 / 878	6 / 758	8,187	0.6%	14.6%	3,055	80,267	315,163	3.1%	0.7%
Washington D.C.	7 / 596	22,097	3.5%	2 / 322	3 / 258	9,513	4.6%	15.8%	4,600	113,258	679,293	3.3%	0.9%
Seattle	10 / 1,094	19,547	3.1%	1 / 60	1 / 64	130	6.2%	19.7%	4,661	78,906	466,519	0.4%	2.5%
San Jose	6 / 735	17,471	2.8%	-	-	-	6.2%	15.1%	5,474	100,986	871,635	-0.9%	1.4%
Dallas	8 / 1,097	13,871	2.2%	1 / -37	2 / 375	1,029	7.0%	23.6%	3,824	65,769	255,225	2.0%	3.3%
New Haven	6 / 688	13,644	2.2%	-	-	-	0.3%	5.9%	2,349	60,156	231,376	-0.3%	0.5%
Norwalk	4 / 419	11,122	1.8%	-	-	-	2.2%	10.4%	1,838	83,943	380,036	2.7%	0.6%
Atlanta	8 / 771	10,931	1.7%	7 / 803	5 / 401	6,332	7.4%	27.8%	3,169	75,805	353,442	5.9%	3.1%
Philadelphia	5 / 374	9,113	1.4%	1 / 96	1 / 69	2,368	1.3%	6.0%	2,156	84,239	348,169	1.1%	1.6%
Kansas City	6 / 785	8,979	1.4%	3 / 691	4 / 615	4,193	3.4%	13.0%	2,201	68,296	227,820	8.4%	1.9%
Santa Maria, CA	2 / 605	8,777	1.4%	-	-	-	5.5%	8.9%	1,641	65,542	625,765	N/A	2.3%
Providence	5 / 600	8,413	1.3%	-	-	-	1.2%	10.1%	2,316	82,347	348,996	0.7%	0.8%
Hartford	4 / 351	7,931	1.3%	1 / 222	1 / 54	553	0.1%	4.7%	1,210	81,233	261,416	5.5%	1.3%
Denver	3 / 510	7,614	1.2%	4 / 360	2 / 304	1,425	7.7%	22.7%	4,014	80,218	346,185	8.4%	2.5%
Detroit	5 / 296	7,566	1.2%	3 / 330	2 / 132	3,682	0.8%	7.3%	3,683	70,651	198,848	5.7%	2.1%
Phoenix	6 / 678	7,355	1.2%	1 / 344	1 / 97	674	6.8%	19.8%	2,989	62,999	265,035	5.6%	2.4%
Tampa	3 / 905	6,892	1.1%	1 / 120	1 / 327	442	10.1%	17.0%	1,376	58,774	192,407	2.1%	3.3%
Manchester, NH	2 / 168	6,348	1.0%	-	-	-	1.2%	11.5%	1,511	69,524	260,100	N/A	1.7%
Pittsburgh	2 / 152	5,929	0.9%	1 / 72	1 / 73	938	0.7%	5.1%	2,247	74,955	181,813	0.0%	0.6%
Sacramento	3 / 238	5,845	0.9%	2 / 156	2 / 118	1,930	4.9%	14.6%	3,453	77,754	372,773	1.5%	1.2%
Total - Top 25	215 / 23,146	$506,845	80.4%	48 / 5,906	47 / 5,183	$69,272	4.0%	13.9%	4,297	$83,862	$527,481	2.1%[10]	1.5%[10]
All Other US SHO Markets	72 / 8,194	123,725	19.6%	19 / 2,216	20 / 2,458	22,505	4.4%	15.4%	2,275	68,627	326,111		
Total US SHO	287 / 31,340	$630,570	100.0%	67 / 8,122	67 / 7,641	$91,777	4.1%	14.2%	3,808	$80,848	$487,644		
% of Total NOI						4.5%							
US National Average							3.8%	12.2%	92	$57,462	$197,980	2.8%[11]	1.6%

Notes:

(1) Based on historical drawing patterns in our portfolio, a 3-mile ring is appropriate for most urban markets, which accounts for the vast majority of our portfolio. A 5-mile ring is appropriate for most suburban markets. A larger ring is appropriate for rural markets. Each market is unique due to population density, town lines, geographic barriers, and roads/infrastructure. For this table, we have applied a 5-mile competitive ring to all of our properties. We have also included a sensitivity with a 3-mile ring.

(2) Represents annualized IPNOI. See pages 5 and 22 for a reconciliation.

(3) Construction data provided by NIC, reflects competitive seniors housing properties within 5 miles of Welltower SHO properties for US markets.

(4) Reflects annualized IPNOI for Welltower SHO properties within 5 miles of new construction for the component of our project that potentially competes with the project under construction.

(5) Total population and 75+ population growth data represents simple averages of Nielsen estimates for 2017-2022.

(6) Average population density data represents average population per square mile within a 5-mile ring based on 2017 Nielsen estimates.

(7) Household income and household value data are medians weighted by NOI.

(8) NIC MAP Data and Analysis Service, 2017. Net inventory growth is calculated at the MSA level based on historical deletions from inventory and a 5-6 quarter construction period to reflect our urban locations. Total - Top 25 Net Inventory Growth weighted by NOI.

(9) Annual job growth data represents MSA level growth from May 2016-May 2017 per Bureau of Labor Statistics.

(10) Weighted by NOI.

(11) Reflects net inventory growth for NIC Top 99 Markets.

(dollars in thousands at Welltower pro rata ownership)

Seniors Housing Operating[1]

Total Performance	2Q16	3Q16	4Q16	1Q17	2Q17
Properties	443	463	483	484	485
Beds/Units	51,503	54,276	56,012	56,066	56,202
Total occupancy	90.7%	90.8%	90.2%	88.9%	87.9%
Total revenues	$ 604,435	$ 610,992	$ 641,966	$ 652,914	$ 659,852
Operating expenses	$ 401,391	$ 415,099	$ 436,416	$ 447,272	$ 444,668
NOI	$ 203,044	$ 195,893	$ 205,550	$ 205,642	$ 215,184
NOI margin	33.6%	32.1%	32.0%	31.5%	32.6%
Recurring cap-ex	$ 9,814	$ 12,196	$ 11,312	$ 9,186	$ 9,853
Other cap-ex	$ 20,161	$ 23,416	$ 41,771	$ 13,699	$ 24,492

Same Store Performance[2]	2Q16	3Q16	4Q16	1Q17	2Q17
Properties	422	422	422	422	422
Occupancy	90.8%	91.1%	91.1%	90.2%	89.5%
Same store revenues	$ 571,102	579,644	$ 580,764	$ 580,652	$ 584,131
Compensation	231,221	236,224	240,191	242,111	240,712
Utilities	18,844	21,615	20,665	22,171	19,413
Food	20,763	21,053	21,217	20,785	20,905
Repairs and maintenance	13,004	14,021	15,247	12,798	12,786
Property taxes	15,968	16,879	14,852	16,494	16,769
All other	81,504	81,434	82,807	79,444	77,040
Same store operating expenses	381,304	391,226	394,979	393,803	387,625
Same store NOI	$ 189,798	188,418	$ 185,785	$ 186,849	$ 196,506
Year over year growth rate					3.5%

Partners	Properties	Beds / Units	Welltower Ownership %
Sunrise Senior Living	165	13,060	96.3%
Revera	98	12,147	75.0%
Benchmark Senior Living	48	4,137	95.0%
Belmont Village	21	2,957	95.0%
Senior Resource Group	24	4,492	67.0%
Silverado Senior Living	27	2,446	95.6%
Chartwell Retirement Residences	41	8,031	52.0%
Merrill Gardens	11	1,454	80.0%
Brookdale Senior Living	15	1,971	80.0%
Senior Star Living	11	2,064	90.0%
Discovery Senior Living	6	1,930	53.6%
Northbridge	6	506	95.0%
EPOCH Senior Living	3	230	95.0%
Oakmont Senior Living	2	145	100.0%
Signature Senior Lifestyle	2	189	100.0%
Avery	5	443	89.5%
Total	485	56,202	

Core Markets	2Q17 NOI	% of Total
Southern California	$ 37,199	17.3%
Boston	16,054	7.5%
Northern California	15,808	7.3%
Greater London	13,676	6.4%
New York / New Jersey	13,045	6.1%
Toronto	9,353	4.3%
Washington D.C.	6,778	3.1%
Seattle	4,888	2.3%
Ottawa	4,563	2.1%
Montréal	4,250	2.0%
Vancouver	3,125	1.5%
Manchester, UK	1,359	0.6%
Birmingham, UK	460	0.2%
Core Markets	130,558	60.7%
All Other	84,626	39.3%
Total	$ 215,184	100.0%

Notes:
(1) Excludes land and properties classified as held for sale.
(2) See page 24 for reconciliation.

(dollars in thousands at Welltower pro rata ownership)

Outpatient Medical

Core Performance[1]	2Q16	3Q16	4Q16	1Q17	2Q17
Properties	248	248	251	255	257
Square feet	16,635,958	16,636,397	16,837,801	17,021,937	17,175,436
Occupancy[2]	94.9%	95.1%	95.0%	94.8%	94.5%
Total revenues	$ 124,058	$ 124,070	$ 125,315	$ 128,721	$ 128,700
Operating expenses	$ 36,733	$ 37,252	$ 38,653	$ 41,315	$ 39,097
NOI	$ 87,325	$ 86,818	$ 86,662	$ 87,406	$ 89,603
NOI margin	70.4%	70.0%	69.2%	67.9%	69.6%
Revenues per square foot[2]	$ 32.29	$ 32.27	$ 32.26	$ 32.45	$ 32.06
NOI per square foot[2]	$ 22.65	$ 22.50	$ 22.31	$ 22.04	$ 22.32
Recurring cap-ex	$ 6,183	$ 6,364	$ 7,857	$ 4,523	$ 5,344
Other cap-ex	$ 7,138	$ 2,787	$ 3,979	$ 2,023	$ 4,120

Same Store Performance[2, 3]	2Q16	3Q16	4Q16	1Q17	2Q17
Properties	240	240	240	240	240
Occupancy	94.9%	95.1%	95.1%	95.1%	94.9%
Same store revenues	$ 117,613	$ 118,566	$ 120,234	$ 121,394	$ 119,619
Same store operating expenses	35,433	35,997	36,973	38,562	36,159
Same store NOI	$ 82,180	$ 82,569	$ 83,261	$ 82,832	$ 83,460
Year over year growth rate					1.6%

Portfolio Diversification by Tenant[2, 4]	Rental Income	% of Total
Tenet Health	$ 32,212	8.1%
Aurora Health Care	25,493	6.4%
Kelsey-Seybold	21,535	5.4%
Virtua	15,828	4.0%
Texas Health Resources	11,014	2.8%
Remaining Portfolio	289,420	73.3%
Total	$ 395,502	100.0%

Quality Indicators[2]	
Health system affiliated properties as % of NOI	95.5%
Health system affiliated tenants as % of rental income	65.0%
Retention (trailing twelve months)	85.9%
In-house managed properties as % of square feet[5]	99.0%
Average remaining lease term	6.7
Average building size (square feet)	66,830
Average age (years)	13

Expirations[2]	2017	2018	2019	2020	2021	Thereafter
Occupied square feet	661,328	956,699	1,216,512	1,251,870	1,505,035	10,344,338
% of occupied square feet	4.1%	6.0%	7.6%	7.9%	9.4%	65.0%

Notes:
(1) Includes consolidated rental properties, mortgages, equity investments and development properties, and excludes properties sold or classified as held for sale.
(2) Results and forecast include month-to-month and holdover leases, consolidated rental properties and equity investments, and excludes properties sold or classified as held for sale. Per square foot amounts are annualized.
(3) Includes 240 same store properties representing 16,016,143 square feet. See page 24 for reconciliation.
(4) Rental income represents annualized base rent for effective lease agreements. The amounts are derived from the current contracted monthly base rent including straight-line for leases with fixed escalators or annual cash rent for leases with contingent escalators, net of collectability reserves, if applicable. Rental income does not include common area maintenance charges or the amortization of above/below market lease intangibles. Excludes all assets held for sale.
(5) Includes only multi-tenant properties.

(dollars in thousands at Welltower pro rata ownership)

Development Summary[1]

Facility	Unit Mix: Total	Independent Living	Assisted Living	Memory Care	Long-term/Post-acute Care	Commitment Amount	Balance at 6/30/17	Estimated Conversion
Seniors Housing Triple-Net								
Bracknell, UK	64	-	44	20	-	$ 16,404	$ 15,228	3Q17
Bristol, UK	75	-	35	40	-	14,875	13,317	3Q17
Northampton, UK	80	64	16	-	-	19,493	13,970	4Q17
Gainesville, FL	95	-	70	25	-	17,100	7,366	4Q17
Alexandria, VA	116	-	88	28	-	57,148	29,816	1Q18
Macungie, PA	83	-	49	34	-	15,530	298	1Q18
Regiate, UK	87	-	63	24	-	27,254	8,045	2Q18
Subtotal	**600**	**64**	**365**	**171**	**-**	**$ 167,804**	**$ 88,040**	
Long-Term/Post-Acute Care								
Exton, PA	120	-	-	-	120	34,175	8,503	2Q18
Subtotal	**120**	**-**	**-**	**-**	**120**	**$ 34,175**	**$ 8,503**	
Seniors Housing Operating								
Leatherhead, UK	75	-	75	-	-	$ 19,120	$ 12,081	3Q17
Silver Spring, MD	98	-	65	33	-	9,566	7,550	3Q17
Pleasanton, CA	82	-	48	34	-	7,141	5,038	3Q17
Woking, UK	60	-	60	-	-	12,956	6,505	4Q17
Bethesda, MD	89	-	59	30	-	10,306	8,464	4Q17
Chertsey, UK	94	-	70	24	-	30,408	20,589	1Q18
Burke, VA	81	-	49	32	-	7,261	4,294	1Q18
Bushey, UK	95	-	71	24	-	39,716	18,034	2Q18
Toronto, ON	332	332	-	-	-	34,001	11,268	3Q18
Subtotal	**1,006**	**332**	**497**	**177**	**-**	**$ 170,475**	**$ 93,823**	

Outpatient Medical

Facility	Rentable Square Ft	Preleased %	Health System Affiliation	Commitment Amount	Balance at 6/30/17	Estimated Conversion
Rockwall, TX	55,012	100%	Yes	$ 16,350	$ 4,500	4Q17
Fort Worth, TX	91,427	100%	Yes	45,880	15,668	1Q18
Brooklyn, NY	140,955	100%	Yes	105,177	46,965	4Q18
Subtotal	**287,394**			**$ 167,407**	**$ 67,133**	
Total Development Projects				**$ 539,861**	**$ 257,499**	

Notes:

(1) Includes development projects (construction in progress, loans and in-substance real estate) and excludes expansion projects and the London and midtown Manhattan development projects. Commitment amount represents current balances plus unfunded commitments to complete development.

(dollars in thousands at Welltower pro rata ownership)

Development Funding Projections[1]

	Projects	Beds / Units / Square Feet	Projected Yields[2]	2017 Funding (Projected Future Funding)	Funding Thereafter (Projected Future Funding)	Total Unfunded Commitments (Projected Future Funding)	Committed Balances
Seniors housing triple-net	7	600	7.6%	$ 66,428	$ 13,336	$ 79,764	$ 167,804
Long-term/post-acute care	1	120	8.0%	15,054	10,618	25,672	34,175
Seniors housing operating	9	1,006	9.8%	49,268	27,384	76,652	170,475
Outpatient medical	3	287,394	7.2%	41,840	58,434	100,274	167,407
Total	20		8.2%	$ 172,590	$ 109,772	$ 282,362	$ 539,861

Development Project Conversion Estimates[1]

Quarterly Conversions

	Amount	Projected Yields[2]
1Q17 actual	$ 185,220	7.1%
2Q17 actual	273,093	6.9%
3Q17 estimate	67,106	9.2%
4Q17 estimate	76,205	8.4%
1Q18 estimate	156,227	8.0%
2Q18 estimate	101,145	8.5%
3Q18 estimate	34,001	7.6%
4Q18 estimate	105,177	7.6%
	$ 998,174	7.6%

Annual Conversions

	Amount	Projected Yields[2]
2017 estimate	$ 601,624	7.4%
2018 estimate	396,550	8.0%
Total	$ 998,174	7.6%

Unstabilized Properties

	3/31/2017 Properties	Stabilizations	Construction Conversions	Acquisitions/ Dispositions	6/30/2017 Properties	Beds / Units
Seniors housing triple-net	33	(3)	3	1	34	3,390
Long-term/post-acute care	15	-	1	-	16	1,572
Seniors housing operating	17	(1)	3	-	19	1,657
Total	65	(4)	7	1	69	6,619

Occupancy	3/31/2017 Properties	Stabilizations	Construction Conversions	Acquisitions/ Dispositions	Progressions	6/30/17 Properties
0% - 50%	24	-	7	-	(4)	27
50% - 70%	16	-	-	-	2	18
70% +	25	(4)	-	1	2	24
Total	65	(4)	7	1	-	69

Occupancy	6/30/17 Properties	Months In Operation	Revenues	% of Total Revenues[3]	Gross Investment Balance	% of Total Gross Investment
0% - 50%	27	4	$ 46,710	1.1%	$ 597,669	2.0%
50% - 70%	18	21	33,631	0.8%	356,055	1.2%
70% +	24	27	82,420	2.0%	626,447	2.1%
Total	69	16	$ 162,761	3.9%	$ 1,580,171	5.3%

Notes:

(1) Includes development projects (construction in progress, loans, and in-substance real estate) and excludes expansion projects and the London and midtown Manhattan projects.

(2) Actual yields may vary.

(3) Includes revenues annualized from amounts presented on page 7.

(dollars in thousands at Welltower pro rata ownership)

Components of NAV

Stabilized NOI			Pro rata beds/units/square feet
Seniors housing operating[1]	$	860,964	43,891 units
Seniors housing triple-net		567,152	35,573 units
Long-term/post-acute care		268,012	19,424 beds
Outpatient medical		349,276	16,059,476 square feet
Total in-place NOI[2]	$	2,045,404	
Incremental stabilized NOI[3]		23,699	
Total stabilized NOI	$	2,069,103	

Obligations		
Lines of credit	$	385,000
Senior unsecured notes[4]		8,343,139
Secured debt[4]		2,810,226
Capital lease obligations		73,092
Total Debt	$	11,611,457
Add (Subtract):		
Other liabilities (assets), net[5]		363,305
Cash and cash equivalents and restricted cash		(487,641)
Preferred stock		718,750
Net Obligations	$	12,205,871

Other Assets			Effective Interest Rate[7]
Land parcels	$	187,021	
Real estate loans receivable[6]	$	504,744	9.3%
Non real estate loans receivable	$	291,192	9.7%
Other investments[8]	$	128,745	
Investments held for sale[9]	$	183,658	
Development properties:[10]			
Current balance	$	265,860	
Unfunded commitments		289,701	
Committed balances	$	555,561	
Projected yield		7.6%	
Projected NOI	$	42,223	

Common Shares Outstanding	368,878

Notes:

(1) Includes $18,254,000 attributable to our proportional share of income from unconsolidated management company investments.
(2) See page 22 for reconciliation.
(3) Represents incremental NOI from seniors housing operating lease-up properties that have been open for less than two years.
(4) Amounts represent principal amounts due and do not include unamortized premiums/discounts, deferred loan expenses or other fair value adjustments as reflected on the balance sheet. Includes $1.3 billion of foreign secured debt.
(5) Includes liabilities / (assets) that impact cash or NOI and excludes non-real estate loans and non-cash items such as follows:

Unearned revenues	$	205,633
Below/(above) market lease intangibles, net		43,474
Deferred taxes, net		(28,666)
Available-for-sale equity investments		(11,422)
In place lease intangibles, net		(25,310)
Other non-cash liabilities / (assets), net		5,032
Total non-cash liabilities/(assets), net	$	188,741

(6) Excludes development loans and the allowance for loan loss.
(7) Average cash-pay interest rates are 9.1% and 7.9% for real estate and non real estate loans, respectively. Rates exclude non-accrual/interest-free loans.
(8) Represents fair value estimate of unconsolidated equity investments including Genesis Healthcare stock and a management company investment not reflected in NOI.
(9) Represents expected proceeds from assets held for sale.
(10) See pages 13-14. Also includes expansion projects.

(dollars in thousands at Welltower pro rata ownership)

Net Operating Income[1]

	2Q16	3Q16	4Q16	1Q17	2Q17
Revenues:					
Seniors housing triple-net					
Rental income	$ 155,700	$ 153,923	$ 153,350	$ 153,202	$ 145,575
Interest income	9,367	9,098	8,736	7,715	7,989
Other income	191	367	454	1,356	2,177
Total revenues	165,258	163,388	162,540	162,273	155,741
Long-term/post-acute care					
Rental income	130,059	130,758	100,444	75,943	74,648
Interest income	12,603	13,919	13,899	12,964	12,912
Other income	1,014	1,256	1,288	409	365
Total revenues	143,676	145,933	115,631	89,316	87,925
Seniors housing operating					
Resident fees and service	598,621	613,252	640,663	654,481	660,591
Interest income	1,042	1,054	1,054	69	-
Other income	8,902	695	4,150	1,412	1,030
Total revenues	608,565	615,001	645,867	655,962	661,621
Outpatient medical					
Rental income	127,076	126,595	125,872	129,214	128,848
Interest income	994	1,009	-	-	-
Other income	-	254	510	440	707
Total revenues	128,070	127,858	126,382	129,654	129,555
Life science, Corporate and Land					
Rental income	-	-	145	48	54
Other income	4,607	189	255	293	150
Total revenues	4,607	189	400	341	204
Total					
Rental income	412,835	411,276	379,811	358,407	349,125
Resident fees and service	598,621	613,252	640,663	654,481	660,591
Interest income	24,006	25,080	23,689	20,748	20,901
Other income	14,714	2,761	6,657	3,910	4,429
Total revenues	**1,050,176**	**1,052,369**	**1,050,820**	**1,037,546**	**1,035,046**
Property operating expenses:					
Seniors housing operating	404,388	418,116	439,340	449,666	446,219
Outpatient medical	38,191	38,731	39,161	41,818	39,388
Life science, Corporate and Land	47	14	517	196	178
Total property operating expenses	**442,626**	**456,861**	**479,018**	**491,680**	**485,785**
Net operating income:					
Seniors housing triple-net	165,258	163,388	162,540	162,273	155,741
Long-term/post-acute care	143,676	145,933	115,631	89,316	87,925
Seniors housing operating	204,177	196,885	206,527	206,296	215,402
Outpatient medical	89,879	89,127	87,221	87,836	90,167
Life science, Corporate and Land	4,560	175	(117)	145	26
Net operating income	**$ 607,550**	**$ 595,508**	**$ 571,802**	**$ 545,866**	**$ 549,261**

Notes:

(1) Please see discussion of Supplemental Reporting Measures on page 21. Includes amounts from investments sold or held for sale. See pages 11-12 for more information.

(dollars in thousands)

Leverage and EBITDA Reconciliations[1]

	Twelve Months Ended June 30, 2017		Three Months Ended June 30, 2017	
Net income	$	1,246,899	$	203,441
Interest expense		490,886		116,231
Income tax expense (benefit)		(23,093)		(8,448)
Depreciation and amortization		899,100		224,847
EBITDA	**$**	**2,613,792**	**$**	**536,071**
Loss (income) from unconsolidated entities		31,662		3,978
Transaction costs		29,545		-
Stock-based compensation		23,321		4,763
Loss (gain) on extinguishment of debt		54,074		5,515
Loss/impairment (gain) on sales of properties, net		(601,209)		(28,524)
Provision for loan losses		10,215		-
Loss / (gain) on derivatives		(489)		736
Other expenses[2]		23,997		6,339
Additional other income[3]		(4,853)		-
Total adjustments		(433,737)		(7,193)
Adjusted EBITDA	**$**	**2,180,055**	**$**	**528,878**
Interest Coverage Ratios				
Interest expense	$	490,886	$	116,231
Capitalized interest		17,087		3,358
Non-cash interest expense		(5,386)		(2,946)
Total interest	**$**	**502,587**	**$**	**116,643**
EBITDA	$	2,613,792	$	536,071
Interest coverage ratio		**5.20x**		**4.60x**
Adjusted EBITDA	$	**2,180,055**	$	**528,878**
Adjusted Interest coverage ratio		**4.34x**		**4.53x**
Fixed Charge Coverage Ratios				
Total interest	$	502,587	$	116,643
Secured debt principal amortization		68,935		15,958
Preferred dividends		58,762		11,680
Total fixed charges	**$**	**630,284**	**$**	**144,281**
EBITDA	$	2,613,792	$	536,071
Fixed charge coverage ratio		**4.15x**		**3.72x**
Adjusted EBITDA	$	**2,180,055**	$	**528,878**
Adjusted Fixed charge coverage ratio		**3.46x**		**3.67x**
Net Debt to EBITDA Ratios				
Total debt			$	11,379,946
Less: cash and cash equivalents[4]				(442,284)
Net debt			**$**	**10,937,662**
EBITDA Annualized				2,144,284
Net debt to EBITDA ratio				**5.10x**
Adjusted EBITDA Annualized			$	2,115,512
Net debt to Adjusted EBITDA ratio				**5.17x**

Notes:

(1) Please see discussion of Supplemental Reporting Measures on page 21.

(2) Expenses incurred during the three months ended include severance-related costs and non-capitalizable transaction costs. Expenses incurred during twelve months ended also include costs associated with the retirement of an executive officer.

(3) Primarily related to a bargain purchase gain for an acquisition and a loan payoff premium.

(4) Includes IRC section 1031 deposits, if any.

(amounts in thousands except per share data)

Leverage and Current Capitalization

			% of Total
Book Capitalization			
Lines of credit	$	385,000	1.5%
Long-term debt obligations[1]		10,994,946	41.3%
Cash and cash equivalents[2]		(442,284)	-1.7%
Net debt to consolidated book capitalization		**10,937,662**	**41.1%**
Total equity[3]		15,702,399	58.9%
Consolidated book capitalization	**$**	**26,640,061**	**100.0%**
Joint venture debt, net[4]		135,537	
Total book capitalization	**$**	**26,775,598**	
Undepreciated Book Capitalization			
Lines of credit	$	385,000	1.2%
Long-term debt obligations[1]		10,994,946	35.2%
Cash and cash equivalents[2]		(442,284)	-1.4%
Net debt to consolidated undepreciated book capitalization		**10,937,662**	**35.0%**
Accumulated depreciation and amortization		4,568,408	14.7%
Total equity[3]		15,702,399	50.3%
Consolidated undepreciated book capitalization	**$**	**31,208,469**	**100.0%**
Joint venture debt, net[4]		135,537	
Total undepreciated book capitalization	**$**	**31,344,006**	
Enterprise Value			
Lines of credit	$	385,000	0.9%
Long-term debt obligations[1]		10,994,946	27.4%
Cash and cash equivalents[2]		(442,284)	-1.1%
Net debt to consolidated enterprise value		**10,937,662**	**27.2%**
Common shares outstanding		368,878	
Period end share price		$74.85	
Common equity market capitalization		**27,610,518**	**68.8%**
Noncontrolling interests[3]		873,567	2.2%
Preferred stock		718,750	1.8%
Consolidated enterprise value	**$**	**40,140,497**	**100.0%**
Joint venture debt, net[4]		135,537	
Total enterprise value	**$**	**40,276,034**	
Secured Debt as % of Total Assets			
Secured debt[1]	**$**	**2,670,914**	**9.5%**
Total assets	$	27,975,787	
Total Debt as % of Total Assets			
Total debt[1]	**$**	**11,379,946**	**40.7%**
Total assets	$	27,975,787	
Unsecured Debt as % of Unencumbered Assets			
Unsecured debt[1]	**$**	**8,635,940**	**34.0%**
Unencumbered assets	$	25,383,177	

Notes:

(1) Amounts include unamortized premiums/discounts and other fair value adjustments as reflected on our balance sheet.

(2) Inclusive of IRC section 1031 deposits, if any.

(3) Includes all noncontrolling interests (redeemable and permanent) as reflected on our balance sheet.

(4) Net of Welltower's share of unconsolidated debt and minority partners' share of Welltower consolidated debt.

(dollars in thousands)

Debt Maturities and Principal Payments[1]

Year	Lines of Credit[2]	Senior Unsecured Notes[3,4,5]	Consolidated Secured Debt	Share of Unconsolidated Debt	Noncontrolling Interests' Share of Consolidated Debt	Combined Debt[6]	% of Total	Wtd. Avg. Interest Rate
2017	$ -	$ -	$ 173,105	$ 15,255	$ (34,473)	$ 153,887	1.3%	3.7%
2018	-	450,000	405,834	39,346	(113,647)	781,533	6.8%	3.0%
2019	-	605,000	480,977	121,785	(84,546)	1,123,216	9.7%	4.2%
2020	-	681,089	156,585	33,607	(33,053)	838,228	7.3%	5.1%
2021	385,000	1,142,574	214,352	18,688	(36,385)	1,724,229	14.9%	3.0%
2022	-	600,000	231,034	11,149	(30,068)	812,115	7.0%	4.9%
2023	-	500,000	287,574	17,257	(102,690)	702,141	6.1%	4.0%
2024	-	400,000	287,868	34,664	(80,973)	641,559	5.6%	4.4%
2025	-	1,250,000	127,307	370,144	(30,996)	1,716,455	14.9%	3.9%
2026	-	700,000	38,907	13,997	(8,825)	744,079	6.4%	4.2%
Thereafter	-	2,014,476	271,146	71,856	(56,555)	2,300,923	19.9%	4.9%
Totals	**$ 385,000**	**$ 8,343,139**	**$ 2,674,689**	**$ 747,748**	**$ (612,211)**	**$ 11,538,365**	**100%**	
Weighted Avg Interest Rate[7]	2.1%	4.3%	3.7%	3.8%	3.3%	4.1%		
Weighted Avg Maturity Years	3.9	8.1	5.6	6.8	5.5	7.4		
% Floating Rate Debt	100.0%	7.2%	34.4%	20.6%	52.5%	15.1%		

Debt by Local Currency[1]

	Lines of Credit	Senior Unsecured Notes	Consolidated Secured Debt	Share of Unconsolidated Debt	Noncontrolling Interests' Share of Consolidated Debt	Combined Debt	Investment Hedges[8]
United States	$ 385,000	$ 6,555,000	$ 1,389,855	$ 537,889	$ (306,180)	$ 8,561,564	$ -
United Kingdom	-	1,364,475	175,017	-	(262,277)	1,277,215	718,740
Canada	-	423,664	1,109,817	209,859	(43,754)	1,699,586	674,010
Totals	**$ 385,000**	**$ 8,343,139**	**$ 2,674,689**	**$ 747,748**	**$ (612,211)**	**$ 11,538,365**	**$ 1,392,750**

Notes:

(1) Represents principal amounts due excluding unamortized premiums/discounts or other fair value adjustments as reflected on the balance sheet.

(2) The primary unsecured credit facility has capacity of $3.7 billion with remaining availability of $2.6 billion. As of June 30, 2017, letters of credit in the aggregate amount of $32 million have been issued which reduces the available borrowing capacity. The unsecured revolving credit facility matures on May 13, 2020 (with an option to extend for two successive terms of six months each at our discretion) and the term credit facilities mature on May 13, 2021.

(3) 2021 amounts include a $500 million term loan and a $250 million Canadian denominated unsecured term loan (approximately $193 million USD at June 30, 2017). The loans mature on May 13, 2021. The interest rates on the loans are LIBOR + 95 bps for USD and CDOR + 95 bps for CAD.

(4) 2020 amounts include $300 million of Canadian denominated 3.35% senior unsecured notes (approximately $231 million USD at June 30, 2017). The notes mature on November 25, 2020.

(5) Thereafter includes £550 million of 4.8% senior unsecured notes (approximately $715 million USD at June 30, 2017). The notes mature on November 20, 2028. Also included is £500 million of 4.5% senior unsecured notes (approximately $650 million USD at June 30, 2017). The notes mature on December 1, 2034.

(6) Excludes capital lease obligations of $73 million, of which $0.5 million mature in October 2018, $0.5 million mature in August 2019, $70 million mature in April 2023 and $2 million have various maturities.

(7) The interest rate on the primary unsecured credit facility is 1-month LIBOR + 90 bps. Senior notes and secured debt average interest rate represents the face value note rate.

(8) Represents notional value of foreign currency derivative contracts at end of period spot FX rates. The fair market value of the gains (losses) of these contracts is currently USD $46.8 million, as represented in other assets (liabilities) on the balance sheet. We supplement our local currency debt with foreign currency derivative contracts to offset the translation and economic exposures related to our international investments. Currently, our foreign currency derivatives are comprised of forward contracts and cross-currency swaps.

Glossary

Age: Current year, less the year built, adjusted for major renovations. Average age is weighted by pro rata NOI.

Cap-ex, Tenant Improvements, Leasing Commissions: Represents amounts paid in cash for: 1) recurring and non-recurring capital expenditures required to maintain and re-tenant our properties, 2) second generation tenant improvements and 3) leasing commissions paid to third party leasing agents to secure new tenants.

Construction Conversion: Represents completed construction projects that were placed into service and began generating NOI.

EBITDAR: Earnings before interest, taxes, depreciation, amortization and rent. The company uses unaudited, periodic financial information provided solely by tenants/borrowers to calculate EBITDAR and has not independently verified the information.

EBITDAR Coverage: Represents the ratio of EBITDAR to contractual rent for leases or interest and principal payments for loans. EBITDAR coverage is a measure of a property's ability to generate sufficient cash flows for the operator/borrower to pay rent and meet other obligations. The coverage shown excludes properties that are unstabilized, closed or for which data is not available or meaningful.

EBITDARM: Earnings before interest, taxes, depreciation, amortization, rent and management fees. The company uses unaudited, periodic financial information provided solely by tenants/borrowers to calculate EBITDARM and has not independently verified the information.

EBITDARM Coverage: Represents the ratio of EBITDARM to contractual rent for leases or interest and principal payments for loans. EBITDARM coverage is a measure of a property's ability to generate sufficient cash flows for the operator/borrower to pay rent and meet other obligations, assuming that management fees are not paid. The coverage shown excludes properties that are unstabilized, closed or for which data is not available or meaningful.

Entrance Fee: A leased property where the resident pays a substantial upfront fee and an ongoing monthly service fee for the right to occupy a unit. Typically a portion of the upfront fee is refundable.

Health System-Affiliated: Properties are considered affiliated with a health system if one or more of the following conditions are met: 1) the land parcel is contained within the physical boundaries of a hospital campus; 2) the land parcel is located adjacent to the campus; 3) the building is physically connected to the hospital regardless of the land ownership structure; 4) a ground lease is maintained with a health system entity; 5) a master lease is maintained with a health system entity; 6) significant square footage is leased to a health system entity; 7) the property includes an ambulatory surgery center with a hospital partnership interest; or (8) a significant square footage is leased to a physician group that is either employed, directly or indirectly by a health system, or has a significant clinical and financial affiliation with the health system.

Life Science: Life science buildings are laboratory and office facilities, often located near universities, specifically constructed and designed for use by biotechnology and pharmaceutical companies. Our investment in the Life Science portfolio was sold in the second quarter of 2015.

Long-Term/Post-Acute Care: Includes all skilled nursing, rehabilitation and long-term acute-care facilities where the majority of individuals require 24-hour nursing or medical care. Generally, these properties are licensed for Medicaid and/or Medicare reimbursement and are subject to triple-net operating leases. Most of these facilities focus on higher acuity patients and offer rehabilitation units specializing in cardiac, orthopedic, dialysis, neurological or pulmonary rehabilitation.

MSA: For the United States and Canada, we use the Metropolitan Statistical Area as defined by the U.S. Census Bureau and the Census Metropolitan Areas as defined by Statistics Canada, respectively. For the United Kingdom, we generally use the Metro Region as defined by EuroStat with Greater London defined as a 55-mile radius around the city's center.

Occupancy: Outpatient medical occupancy represents the percentage of total rentable square feet leased and occupied, including month-to-month leases, as of the date reported. Occupancy for all other property types represents average quarterly operating occupancy based on the most recent quarter of available data and excludes properties that are unstabilized, closed or for which data is not available or meaningful. The company uses unaudited, periodic financial information provided solely by tenants/borrowers to calculate occupancy and has not independently verified the information.

Outpatient Medical: Outpatient medical buildings include properties offering ambulatory medical services such as primary and secondary care, outpatient surgery, diagnostic procedures and rehabilitation. These properties are typically affiliated with a health system and may be located on a hospital campus. They are specifically designed and constructed for use by health care professionals to provide services to patients. They also include medical office buildings that typically contain sole and group physician practices and may provide laboratory and other specialty services.

Quality Mix: Non-Medicaid revenue as a percentage of total revenue at a facility.

Renewal Rate: The ratio of total renewed square feet to total square feet expiring and available for lease.

Renewed Square Feet: Square feet expiring during the reporting period upon which a lease is executed by the current occupant.

Seniors Housing Operating: Includes independent, assisted living, and dementia care properties in the U.S. and Canada and all care homes in the U.K. structured to take advantage of the REIT Investment Diversification and Empowerment Act of 2007.

Seniors Housing Triple-net: Includes independent, assisted living, and dementia care properties in the U.S. and Canada and all care homes in the U.K. subject to triple-net operating leases and loans receivable.

Square Feet: Net rentable square feet calculated utilizing Building Owners and Managers Association measurement standards.

Stable: Generally, a triple-net rental property is considered stable (versus unstabilized or under development) when it has achieved EBITDAR coverage of 1.10x or greater for three consecutive months or, if targeted performance has not been achieved, 12 months following the budgeted stabilization date. A triple-net entrance fee property is considered stable upon achieving 80% occupancy. A seniors housing operating facility is considered stable upon the earliest of 90% occupancy, NOI at or above the underwritten target or 24 months past the closing date (for acquisitions) or the open date (for development). Excludes assets held for sale, assets transitioned less than 12 months prior to current quarter end as well as assets disposed of during the current quarter.

Unstabilized: An acquisition that does not meet the stable criteria upon closing or a construction property that has opened but not yet reached stabilization.

Supplemental Reporting Measures

The company believes that revenues and net income, as defined by U.S. generally accepted accounting principles (U.S. GAAP), are the most appropriate earnings measurements. However, the company considers EBITDA, A-EBITDA, REVPOR, SS REVPOR, NOI, In-Place NOI (IPNOI) and SSNOI to be useful supplemental measures of its operating performance. Excluding EBITDA and A-EBITDA, these supplemental measures are disclosed on a Welltower pro rata ownership basis. Pro rata amounts are derived by reducing consolidated amounts for minority partners' noncontrolling ownership interests and adding Welltower's minority ownership share of unconsolidated amounts. Welltower does not control unconsolidated investments. While the company considers pro rata disclosures useful, they may not accurately depict the legal and economic implications of Welltower's joint venture arrangements and should be used with caution.

The company defines NOI as total revenues, including tenant reimbursements, less property operating expenses. Property operating expenses represent costs associated with managing, maintaining and servicing tenants for our seniors housing operating and outpatient medical properties. These expenses include, but are not limited to, property-related payroll and benefits, property management fees paid to operators, marketing, housekeeping, food service, maintenance, utilities, property taxes and insurance. General and administrative expenses represent costs unrelated to property operations or transaction costs. These expenses include, but are not limited to, payroll and benefits, professional services, office expenses and depreciation of corporate fixed assets. IPNOI represents NOI excluding interest income, other income and non-IPNOI and adjusted for timing of current quarter portfolio changes such as acquisitions, development conversions, segment transitions, dispositions and investments held for sale. SSNOI is used to evaluate the operating performance of our properties under a consistent population which eliminates changes in the composition of our portfolio. As used herein, same store is generally defined as those revenue-generating properties in the portfolio for the relevant year-over-year reporting periods. Land parcels, loans and sub-leases as well as any properties acquired, developed/redeveloped, transitioned, sold or classified as held for sale during that period are excluded from the same store amounts. Normalizers include adjustments that in management's opinion are appropriate in considering SSNOI, a supplemental, non-GAAP performance measure. None of these adjustments, which may increase or decrease SSNOI, are reflected in the company's financial statements prepared in accordance with U.S. GAAP. Significant normalizers (defined as any that individually exceed 0.50% of SSNOI growth per property type) are separately disclosed and explained. The company believes NOI, IPNOI and SSNOI provide investors relevant and useful information because they measure the operating performance of the company's properties at the property level on an unleveraged basis. The company uses NOI, IPNOI and SSNOI to make decisions about resource allocations and to assess the property level performance of our properties.

REVPOR represents the average revenues generated per occupied room per month at the company's seniors housing operating properties. It is calculated as our pro rata version of total resident fees and services revenues from the income statement divided by average monthly occupied room days. SS REVPOR is used to evaluate the REVPOR performance of our properties under a consistent population which eliminates changes in the composition of our portfolio. It is based on the same pool of properties used for SSNOI and includes any revenue normalizations used for SSNOI. The company uses REVPOR and SS REVPOR to evaluate the revenue-generating capacity and profit potential of its seniors housing operating portfolio independent of fluctuating occupancy rates. They are also used in comparison against industry and competitor statistics, if known, to evaluate the quality of the company's seniors housing operating portfolio.

We measure our credit strength both in terms of leverage ratios and coverage ratios. The leverage ratios indicate how much of our balance sheet capitalization is related to long-term debt, net of cash and IRC section 1031 deposits. We expect to maintain capitalization ratios and coverage ratios sufficient to maintain a capital structure consistent with our current profile. The coverage ratios are based on EBITDA which stands for earnings (net income per income statement) before interest expense, income taxes, depreciation and amortization. Covenants in our senior unsecured notes contain financial ratios based on a definition of EBITDA that is specific to those agreements. Failure to satisfy these covenants could result in an event of default that could have a material adverse impact on our cost and availability of capital, which could in turn have a material adverse impact on our consolidated results of operations, liquidity and/or financial condition. Due to the materiality of these debt agreements and the financial covenants, we have defined A-EBITDA to exclude unconsolidated entities and to include adjustments for stock-based compensation expense, provision for loan losses, gains/losses on extinguishment of debt, transactions costs, gains/losses/impairments on properties, gains/losses on derivatives and other non-recurring and/or non-cash income/charges. We believe that EBITDA and A-EBITDA, along with net income and cash flow provided from operating activities, are important supplemental measures because they provide additional information to assess and evaluate the performance of our operations. We primarily utilize them to measure our interest coverage ratio, which represents EBITDA and A-EBITDA divided by total interest, and our fixed charge coverage ratio, which represents EBITDA and A-EBITDA divided by fixed charges. Fixed charges include total interest, secured debt principal amortization and preferred dividends. Our leverage ratios include net debt to A-EBITDA, book capitalization, undepreciated book capitalization and market capitalization. Book capitalization represents the sum of net debt (defined as total long-term debt less cash and cash equivalents and any IRC section 1031 deposits), total equity and redeemable noncontrolling interests. Undepreciated book capitalization represents book capitalization adjusted for accumulated depreciation and amortization. Market capitalization represents book capitalization adjusted for the fair market value of our common stock. Our leverage ratios are defined as the proportion of net debt to total capitalization.

The company's supplemental reporting measures and similarly entitled financial measures are widely used by investors, equity and debt analysts and rating agencies in the valuation, comparison, rating and investment recommendations of companies. The company's management uses these financial measures to facilitate internal and external comparisons to historical operating results and in making operating decisions. Additionally, these measures are utilized by the Board of Directors to evaluate management. None of the supplemental reporting measures represent net income or cash flow provided from operating activities as determined in accordance with U.S. GAAP and should not be considered as alternative measures of profitability or liquidity.

Finally, the supplemental reporting measures, as defined by the company, may not be comparable to similarly entitled items reported by other real estate investment trusts or other companies. Multi-period amounts may not equal the sum of the individual quarterly amounts due to rounding.

(dollars in thousands)

Non-GAAP Reconciliations

NOI Reconciliation		2Q16	3Q16	4Q16	1Q17	2Q17
Net income	$	210,749 $	354,741 $	351,108 $	337,610 $	203,441
Loss (gain) on real estate dispositions, net		(1,530)	(162,351)	(200,165)	(244,092)	(42,155)
Loss (income) from unconsolidated entities		1,959	1,749	2,829	23,106	3,978
Income tax expense (benefit)		(513)	(305)	(16,585)	2,245	(8,448)
Other expenses		3,161	-	8,838	11,675	6,339
Impairment of assets		-	9,705	13,187	11,031	13,631
Provision for loan losses		-	-	10,215	-	-
Loss (gain) on extinguishment of debt, net		33	-	17,204	31,356	5,515
Loss (gain) on derivatives, net		-	(2,516)	68	1,224	736
Transaction costs		5,157	19,842	9,704	-	-
General and administrative expenses		39,914	36,828	32,807	31,101	32,632
Depreciation and amortization		226,569	218,061	227,916	228,276	224,847
Interest expense		132,326	129,699	126,360	118,597	116,231
Consolidated net operating income	$	617,825 $	605,453 $	583,486 $	552,129 $	556,747
NOI attributable to unconsolidated investments[1]		16,881	17,179	16,467	21,279	21,873
NOI attributable to noncontrolling interests[2]		(27,156)	(27,124)	(28,151)	(27,542)	(29,359)
Pro rata net operating income (NOI)[3]	$	607,550 $	595,508 $	571,802 $	545,866 $	549,261

In-Place NOI Reconciliation

At Welltower pro rata ownership		Seniors Housing Triple-net	Long-Term /Post-Acute Care	Seniors Housing Operating	Outpatient Medical	Life Science, Corporate & Land	Total
Revenues	$	155,741 $	87,925 $	661,621 $	129,555 $	204 $	1,035,046
Property operating expenses		-	-	(446,219)	(39,388)	(178)	(485,785)
NOI[3]	$	155,741 $	87,925 $	215,402 $	90,167 $	26 $	549,261
Adjust:							
Interest income		(7,989)	(12,912)	-	-	-	(20,901)
Other income		(2,177)	(365)	(1,030)	(707)	(150)	(4,429)
Sold / held for sale		(1,192)	(2,120)	(218)	(564)	-	(4,094)
Non In-Place NOI[4]		(4,176)	(6,443)	1,005	(2,475)	124	(11,965)
Timing adjustments[5]		1,581	918	82	898	-	3,479
In-Place NOI	$	141,788 $	67,003 $	215,241 $	87,319 $	- $	511,351
Annualized In-Place NOI	$	567,152 $	268,012 $	860,964 $	349,276 $	- $	2,045,404

Notes:
(1) Represents Welltower's interests in joint ventures where Welltower is the minority partner.
(2) Represents minority partners' interests in joint ventures where Welltower is the majority partner.
(3) Represents Welltower's pro rata share of NOI. See page 16 for more information.
(4) Primarily represents non-cash NOI.
(5) Represents timing adjustments for current quarter acquisitions, construction conversions and segment transitions.

(dollars in thousands, except REVPOR and SSNOI/unit)

SHO REVPOR Reconciliation

	United States	United Kingdom	Canada	Total
Consolidated SHO revenues [1]	$ 503,984	$ 70,042	$ 104,063	$ 678,089
Unconsolidated SHO revenues attributable to Welltower [2]	22,397	-	19,338	41,735
SHO revenues attributable to noncontrolling interests [3]	(29,552)	(4,107)	(24,544)	(58,203)
Pro rata SHO revenues [4]	$ 496,829	$ 65,935	$ 98,857	$ 661,621
SHO interest and other income	(973)	(21)	(36)	(1,030)
SHO revenues attributable to held for sale properties	(1,357)	(412)	(1)	(1,770)
Adjustment for standardized currency rate [5]	-	(1,564)	777	(787)
SHO local revenues	$ 494,499	$ 63,938	$ 99,597	$ 658,034
Average occupied units/month	23,654	2,653	12,135	38,442
REVPOR/month in USD	$ 6,988	$ 8,056	$ 2,743	$ 5,722
REVPOR/month in local currency [5]		£ 6,453	C$ 3,660	

Reconciliations of SHO SS REVPOR Growth, SSNOI Growth and SSNOI/Unit

	United States		United Kingdom		Canada		Total	
	2016	2017	2016	2017	2016	2017	2016	2017
SHO SS REVPOR Growth								
Consolidated SHO revenues [1]	$ 444,265	$ 503,984	$ 73,354	$ 70,042	$ 107,632	$ 104,063	$ 625,251	$ 678,089
Unconsolidated SHO revenues attributable to Welltower [2]	20,557	22,397	-	-	19,809	19,338	40,366	41,735
SHO revenues attributable to noncontrolling interests [3]	(28,368)	(29,552)	(3,497)	(4,107)	(25,187)	(24,544)	(57,052)	(58,203)
SHO pro rata revenues [4]	436,454	496,829	69,857	65,935	102,254	98,857	608,565	661,621
Non-cash revenues on same store properties	(56)	(119)	(74)	(19)	-	-	(130)	(138)
Revenues attributable to non-same store properties	(7,865)	(67,451)	(9,387)	(8,596)	(1,262)	(708)	(18,514)	(76,755)
Currency and ownership adjustments [5]	119	-	(7,833)	(1,368)	(3,451)	771	(11,165)	(597)
Other normalizing adjustments [6]	(7,654)	-	-	-	-	-	(7,654)	-
SHO SS revenues [7]	$ 420,998	$ 429,259	$ 52,563	$ 55,952	$ 97,541	$ 98,920	$ 571,102	$ 584,131
Avg. occupied units/month [8]	20,646	20,249	2,219	2,255	12,228	12,051	35,093	34,555
SHO SS REVPOR [9]	$ 6,816	$ 7,086	$ 7,918	$ 8,294	$ 2,666	$ 2,744	$ 5,440	$ 5,650
SS REVPOR YOY growth		4.0%		4.7%		2.9%		3.9%
SHO SSNOI Growth								
Consolidated SHO NOI [1]	$ 145,059	$ 159,148	$ 22,019	$ 20,174	$ 40,177	$ 39,656	$ 207,255	$ 218,978
Unconsolidated SHO NOI attributable to Welltower [2]	8,884	9,006	-	-	7,876	7,396	16,760	16,402
SHO NOI attributable to noncontrolling interests [3]	(9,962)	(10,208)	(292)	(236)	(9,584)	(9,534)	(19,838)	(19,978)
SHO pro rata NOI [4]	143,981	157,946	21,727	19,938	38,469	37,518	204,177	215,402
Non-cash NOI on same store properties	185	396	(74)	(19)	-	-	111	377
NOI attributable to non-same store properties	(3,933)	(19,547)	(999)	657	(425)	(44)	(5,357)	(18,934)
Currency and ownership adjustments [5]	26	-	(2,681)	(493)	(1,301)	296	(3,956)	(197)
Other normalizing adjustments [10]	(5,177)	(142)	-	-	-	-	(5,177)	(142)
SHO pro rata SSNOI [7]	$ 135,082	$ 138,653	$ 17,973	$ 20,083	$ 36,743	$ 37,770	$ 189,798	$ 196,506
SHO SSNOI growth		2.6%		11.7%		2.8%		3.5%
SHO SSNOI/Unit								
Trailing four quarters' SSNOI [4]		$ 533,058		$ 74,837		$ 149,663		$ 757,558
Average units in service [11]		23,031		2,586		13,242		38,859
SSNOI/unit in USD		$ 23,145		$ 28,939		$ 11,302		$ 19,495
SSNOI/unit in local currency [5]				£ 23,182		C$ 15,080		

Notes:

(1) Represents consolidated revenues or consolidated NOI (revenues less property operating expenses) per Note 17 to Welltower's Form 10-Q for the quarter ended June 30, 2017.

(2) Represents Welltower's interests in joint ventures where Welltower is the minority partner.

(3) Represents minority partners' interests in joint ventures where Welltower is the majority partner.

(4) Represents SHO revenues/NOI/SSNOI at Welltower pro rata ownership. See pages 16 & 24 for more information.

(5) Includes where appropriate adjustments to reflect consistent property ownership percentages, to translate Canadian properties at a USD/CAD rate of 1.334294 and to translate UK properties at a GBP/USD rate of 1.24837.

(6) Represents proceeds received from insurance claims at one property.

(7) Represents SS SHO revenues/NOI at Welltower pro rata ownership.

(8) Represents average occupied units for SS properties related solely to referenced country on a pro rata basis.

(9) Represents pro rata SS average revenues generated per occupied room per month.

(10) Represents aggregate normalizing adjustments which are individually less than .50% of SSNOI growth with 2Q16 also including the insurance proceeds per note 6.

(11) Represents average units in service for SS properties related solely to referenced country on a pro rata basis.

Supplemental Reporting Measures

(dollars in thousands at Welltower pro rata ownership)

Same Store Property Reconciliation	SH-NNN	LT/PAC	SHO	OM	Total
Total properties	435	188	491	270	1,384
Recent acquisitions/ development conversions	(24)	(3)	(45)	(13)	(85)
Under development/redevelopment	(2)	(1)	(12)	(3)	(18)
Current held-for-sale	(6)	(4)	(3)	(5)	(18)
Land parcels, loans and sub-leases	(14)	(7)	(3)	(8)	(32)
Segment/ operator transitions	-	-	(5)	(1)	(6)
Other[1]	-	-	(1)	-	(1)
Same store properties	389	173	422	240	1,224

Same Store NOI Reconciliation	2Q16	3Q16	4Q16	1Q17	2Q17	Y/o/Y
Seniors Housing Triple-net						
NOI	$ 165,258	$ 163,388	$ 162,540	$ 162,273	$ 155,741	
Non-cash NOI on same store properties	(5,243)	(5,017)	(4,857)	(4,237)	(4,149)	
NOI attributable to non-same store properties	(29,479)	(28,379)	(26,757)	(27,005)	(21,612)	
Currency and ownership adjustments[2]	(4,974)	(3,803)	(3,148)	(1,877)	(444)	
Normalizing adjustments for rent reallocations[3]	186	186	62	-	-	
SSNOI	125,748	126,375	127,840	129,154	129,536	3.0%
Long-Term/Post-Acute Care						
NOI	143,676	145,933	115,631	89,316	87,925	
Non-cash NOI on same store properties	(10,249)	(10,215)	(9,871)	(7,515)	(6,514)	
NOI attributable to non-same store properties	(59,162)	(61,213)	(32,854)	(18,818)	(17,261)	
Currency and ownership adjustments[2]	(10,102)	(10,083)	(9,072)	(13)	13	
Normalizing adjustments for rent reallocations[3]	(1,935)	(1,936)	(1,133)	-	-	
SSNOI	62,228	62,486	62,701	62,970	64,163	3.1%
Seniors Housing Operating						
NOI	204,177	196,885	206,527	206,296	215,402	
Non-cash NOI on same store properties	111	1,167	(6)	34	377	
NOI attributable to non-same store properties	(5,357)	(8,997)	(21,089)	(19,964)	(18,934)	
Currency and ownership adjustments[2]	(3,956)	(1,755)	128	(170)	(197)	
Normalizing adjustment for payroll accruals[4]	3,469	-	-	-	-	
Normalizing adjustment for workers comp[5]	(1,682)	-	-	-	-	
Normalizing adjustment for technology costs[6]	964	1,319	-	-	-	
Normalizing adjustment for insurance reimbursements[7]	(7,654)	-	-	-	-	
Other normalizing adjustments[8]	(274)	(201)	225	653	(142)	
SSNOI	189,798	188,418	185,785	186,849	196,506	3.5%
Outpatient Medical						
NOI	89,879	89,127	87,221	87,836	90,167	
Non-cash NOI on same store properties	(2,781)	(2,725)	(2,506)	(2,371)	(2,416)	
NOI attributable to non-same store properties	(3,718)	(3,231)	(880)	(2,322)	(4,180)	
Currency and ownership adjustments[2]	(865)	(267)	(239)	(306)	44	
Other normalizing adjustments[8]	(335)	(335)	(335)	(5)	(155)	
SSNOI	82,180	82,569	83,261	82,832	83,460	1.6%
Life Science, Corporate & Land						
NOI	4,560	175	(117)	145	26	
NOI attributable to non-same store properties	(4,560)	(175)	117	(145)	(26)	
SSNOI	-	-	-	-	-	
Total						
NOI	607,550	595,508	571,802	545,866	549,261	
Non-cash NOI on same store properties	(18,162)	(16,790)	(17,240)	(14,089)	(12,702)	
NOI attributable to non-same store properties	(102,276)	(101,995)	(81,463)	(68,254)	(62,013)	
Currency and ownership adjustments	(19,897)	(15,908)	(12,331)	(2,366)	(584)	
Normalizing adjustments, net	(7,261)	(967)	(1,181)	648	(297)	
SSNOI	$ 459,954	$ 459,848	$ 459,587	$ 461,805	$ 473,665	3.0%

Notes :
(1) Includes 1 flooded property.
(2) Includes adjustments to reflect consistent property ownership percentages, to translate Canadian properties at a USD/CAD rate of 1.334294 and to translate UK properties at a GBP/USD rate of 1.24837.
(3) Represents adjustments related to reallocation of property level rents due to dispositions within an existing master lease.
(4) Represents payroll costs incurred for prior periods.
(5) Represents a change in estimate for workers compensation liabilities.
(6) Represents costs expensed by one operator related to implementation of new software.
(7) Represents proceeds received from insurance claims at one property.
(8) Represents aggregate normalizing adjustments which are individually less than 0.50% of SSNOI growth per property type.

Forward-Looking Statements and Risk Factors

This document contains "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995. When the company uses words such as "may," "will," "intend," "should," "believe," "expect," "anticipate," "project," "estimate" or similar expressions that do not relate solely to historical matters, it is making forward-looking statements. In particular, these forward-looking statements include, but are not limited to, those relating to the company's opportunities to acquire, develop or sell properties; the company's ability to close its anticipated acquisitions, investments or dispositions on currently anticipated terms, or within currently anticipated timeframes; the expected performance of the company's operators/tenants and properties; the company's expected occupancy rates; the company's ability to declare and to make distributions to shareholders; the company's investment and financing opportunities and plans; the company's continued qualification as a real estate investment trust ("REIT"); the company's ability to access capital markets or other sources of funds; and the company's ability to meet its earnings guidance. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties that may cause the company's actual results to differ materially from the company's expectations discussed in the forward-looking statements. This may be a result of various factors, including, but not limited to: the status of the economy; the status of capital markets, including availability and cost of capital; issues facing the health care industry, including compliance with, and changes to, regulations and payment policies, responding to government investigations and punitive settlements and operators'/tenants' difficulty in cost-effectively obtaining and maintaining adequate liability and other insurance; changes in financing terms; competition within the health care and seniors housing industries; negative developments in the operating results or financial condition of operators/tenants, including, but not limited to, their ability to pay rent and repay loans; the company's ability to transition or sell properties with profitable results; the failure to make new investments or acquisitions as and when anticipated; natural disasters and other acts of God affecting the company's properties; the company's ability to re-lease space at similar rates as vacancies occur; the company's ability to timely reinvest sale proceeds at similar rates to assets sold; operator/tenant or joint venture partner bankruptcies or insolvencies; the cooperation of joint venture partners; government regulations affecting Medicare and Medicaid reimbursement rates and operational requirements; liability or contract claims by or against operators/tenants; unanticipated difficulties and/or expenditures relating to future investments or acquisitions; environmental laws affecting the company's properties; changes in rules or practices governing the company's financial reporting; the movement of U.S. and foreign currency exchange rates; the company's ability to maintain its qualification as a REIT; key management personnel recruitment and retention; and other risks described in the company's reports filed from time to time with the Securities and Exchange Commission. Finally, the company undertakes no obligation to update or revise publicly any forward-looking statements, whether because of new information, future events or otherwise, or to update the reasons why actual results could differ from those projected in any forward-looking statements.

Additional Information

The information in this supplemental information package should be read in conjunction with the company's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, earnings press release dated July 28, 2017 and other information filed with, or furnished to, the Securities and Exchange Commission ("SEC"). The Supplemental Reporting Measures and reconciliations of Non-GAAP measures are an integral part of the information presented herein.

You can access the company's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act at www.welltower.com as soon as reasonably practicable after they are filed with, or furnished to, the SEC. You can also review these SEC filings and other information by accessing the SEC's website at http://www.sec.gov. The company also routinely posts important information on its website at www.welltower.com in the "Investors" section, including corporate and investor presentations and financial information. The company intends to use its website as a means of disclosing material, non-public information and for complying with its disclosure obligations under Regulation FD. Such disclosures will be included on its website under the heading "Investors." Accordingly, investors should monitor such portion of the company's website in addition to following its press releases, public conference calls and filings with the SEC. The information on or connected to the company's website is not, and shall not be deemed to be, a part of, or incorporated into this supplemental information package.

welltower

4500 Dorr Street
Toledo, Ohio 43615-4040
www.welltower.com